Exhibit 10.19

REVISED

May 9, 2017

Mr. Brian Grow

Dear Brian,

This is to formally confirm the offer extended and your acceptance of the position, Chief Commercial Officer. You will report to Gary Gillheeney, President and CEO. Your effective date in this position is January 1, 2017. The details of your offer are as follows:

•                  Salary. You will receive a bi-weekly salary of $10,258.43 which is $266,719.18 on an annualized basis and will be subject to an annual review based on merit. This is an exempt position.

•                  Short-Term Incentive. You will be eligible for an annual target bonus of up to $132,000 based on a combination of 75% MBO and the remaining 25% will be incentive based compensation.

•                  Benefits. You will continue to be eligible to participate in all of the benefit programs. In addition you will continue to earn five (5) weeks vacation.

•                  Stock Options. The Board of Directors of the Company has approved a grant of 50,000 stock options at a strike price of $7.01. The options will vest over five years starting on 12/31/2017. One-fifth (20%) will vest on each of the following dates: December 31, 2017; December 31, 2018; December 31, 2019; December 31, 2020 and December 31, 2021.

The Board of Directors has granted you an additional 30,000 shares, at a strike price of $7.01, ratable annual vest over five (5) years starting on January 1, 2018.

•                  Invention, Non-Disclosure and Non-Competition Agreement. You will be required to execute and deliver to the Company the attached standard form of Invention, Non-Disclosure and Non-Competition Agreement, which contains provisions, relating to inventions, proprietary information and non-competition. Your signature will be required on the document’s last page and needs to be returned along with a signed copy of this letter.

150 Dan Road • Canton, MA 02021 • www.organogenesis.com • 1-888-HEAL-2DAY

•                 Employment At Will. Our company adheres to the policy of employment-at-will, which means that the relationship between an individual and Organogenesis may be terminated with or without cause, by either party at any time for any reason.

If the foregoing accurately sets forth our mutual understanding with respect to your employment with the Company, please sign this letter to indicate acceptance of this promotion and return it to me within two days by email.

ACCEPTED:		Sincerely,

/s/ Brian Grow	5-9-17	/s/ Phyllis M. Howard
Brian Grow	Date	Phyllis M. Howard
Senior Manager Human Resources

Attachments

Cc: Gary Gillheeney